UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2012

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

J. C. Penney Company, Inc. (the “Company”) issued an earnings press release on August 10, 2012 announcing its 2012 second quarter results of operations and financial condition. This information is attached as Exhibit 99.1.

The press release and accompanying schedules provide certain information regarding (i) adjusted gross margin, (ii) adjusted operating income/(loss), (iii) adjusted net income/(loss), (iv) adjusted earnings/(loss) per share - diluted and (v) free cash flow, all of which may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. A reconciliation of each such non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP is included with the release.

We define (i) adjusted gross margin as gross margin excluding the impact of markdowns related to the transition of the Company’s merchandise mix to align with the Company’s new strategy, (ii) adjusted operating income/(loss) as operating income/(loss) excluding the impact of markdowns related to the transition of the Company’s merchandise mix to align with the Company’s new strategy, restructuring and management transition charges, the non-cash impact of the qualified pension expense and the gain from the redemption of real estate investment trust (REIT) units, net of fees, (iii) adjusted net income/(loss) as net income/(loss) excluding the after-tax impacts of the markdowns related to the transition of the Company’s merchandise mix to align with the Company’s new strategy, the restructuring and management transition charges, the non-cash impact of the qualified pension expense and the gain from the redemption of REIT units, net of fees, and (iv) adjusted earnings/(loss) per share - diluted as earnings/(loss) per share - diluted excluding the after-tax impacts of the markdowns related to the transition of the Company’s merchandise mix to align with the Company’s new strategy, the restructuring and management transition charges, the non-cash impact of the qualified pension expense and the gain from the redemption of REIT units, net of fees.  We believe that the presentation of these non-GAAP financial measures, which our management relies on to assess our operating results, provides enhanced visibility into our gross margin and selling, general and administrative expense structures and facilitates the comparison of our results to the results of our peer companies.

We define free cash flow as cash flows from operating activities less capital expenditures and dividends paid, plus proceeds from the sale of assets.  We believe that free cash flow is a relevant indicator of our ability to repay maturing debt, revise our dividend policy or fund other uses of capital that we believe will enhance stockholder value. Free cash flow is limited and does not represent remaining cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt maturities and other obligations or payments made for business acquisitions.

We believe it is important to view each of these non-GAAP financial measures in addition to, rather than as a substitute for, the GAAP measures of gross margin, operating income/(loss), net income/(loss), earnings/(loss) per share - diluted, and cash flows from operating activities, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1	J. C. Penney Company, Inc. News Release issued August 10, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:  /s/ Janet Dhillon
      Janet Dhillon
Executive Vice President,
General Counsel and Secretary

Date:  August 10, 2012

EXHIBIT INDEX

Exhibit Number                           Description

99.1                                  J. C. Penney Company, Inc. News Release issued August 10, 2012